Exhibit 99.3
Investor Relations Update
January 26, 2023
General Overview

●
Capacity - The Company expects its first quarter capacity to be up approximately 8% to 10% versus the first quarter of 2022. Based on current assumptions, the Company expects its full-year capacity to be up approximately 5% to 8% year over year.

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TRASM - First quarter total revenue per available seat mile (TRASM) is expected to be up approximately 24% to 27% versus the first quarter of 2022. The Company expects full-year TRASM to be up by low single digits compared to 2022.

●
CASM-ex1 - The Company expects its first quarter CASM-ex to be down approximately 3% to flat versus the first quarter of 2022. Based on current plans, the Company expects its full-year CASM-ex to be up approximately 2% to 5% versus 2022.

●
Fuel - Based on the January 20, 2023 forward fuel curve, the Company expects to pay an average of between $3.33 and $3.38 per gallon of jet fuel (including taxes) in the first quarter. The Company also expects to consume approximately 955 million gallons of jet fuel in the first quarter based on its current plans. Based on current assumptions, the Company expects to pay an average of between $3.00 and $3.10 per gallon of jet fuel (including taxes) for the full year and to consume approximately 4.1 billion gallons of jet fuel.

●
Adjusted operating margin[1] - The Company expects an adjusted operating margin of approximately 2.5% to 4.5% in the first quarter. For the full year, the Company expects to report an adjusted operating margin of approximately 7% to 9%, based on current assumptions.

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Nonoperating expense[1] - The Company expects its total nonoperating expense to be approximately $415 million in the first quarter. The Company expects its full-year total nonoperating expense to be between $1.6 billion and $1.65 billion. This forecasted increase in full-year nonoperating expense is primarily driven by a year over year decrease in the non-cash pension credit of approximately $350 million.

●	Taxes - The Company expects a provision for income taxes at an effective rate of approximately 23% in the first quarter and for the full year, which is expected to be substantially non-cash.

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Adjusted EPS[1] - Based on the assumptions outlined above, the Company presently expects first quarter adjusted earnings per diluted share to be approximately breakeven. Full year adjusted earnings per diluted share is expected to be between $2.50 and $3.50, based on current assumptions.

Notes:

1.
CASM-ex is cost per available seat mile (CASM) excluding fuel and net special items. All adjusted operating margin, nonoperating expense and adjusted earnings per diluted share guidance excludes the impact of net special items. The Company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of net special items cannot be determined at this time. Please see GAAP to non-GAAP reconciliation at the end of this document. The Company’s full-year 2023 forecast includes approximately 3 points for the estimated CASM-ex impact of anticipated new labor agreements; any impact associated with any potential signing bonus is not included.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Financial Update
January 26, 2023

	1Q 2023[1]			FY 2023[1]

Available seat miles (ASMs) (bil)	~ +8.0% to +10.0% (vs. 1Q22)			~ +5.0% to +8.0% (vs. 2022)

TRASM	~ +24.0% to +27.0% (vs. 1Q22)			~ Up low single digits (vs. 2022)

CASM excluding fuel and net special items[2]	~ -3.0% to Flat (vs. 1Q22)			~ +2.0% to +5.0% (vs. 2022)

Average fuel price (incl. taxes) ($/gal)	~ $3.33 to $3.38			~ $3.00 to $3.10
Fuel gallons consumed (mil)	~ 955			~ 4,100

Adjusted operating margin	~ 2.5% to 4.5%			~ 7.0% to 9.0%

Other nonoperating expense excluding net special items ($ mil)	~ $415			~ $1,600 to $1,650

Adjusted earnings per diluted share	~ Breakeven			~ $2.50 to $3.50

	1Q 2023 Shares Forecast			2023 Shares Forecast
	Shares (mil)[3]			Shares (mil)[3]
Earnings Level ($ mil)	Basic	Diluted	Addback ($ mil)[4]	Basic	Diluted	Addback ($ mil)[4]
Earnings above $122 (1Q), $485 (FY)	652.2	717.2	$11	653.5	720.9	$45
Earnings up to $122 (1Q), $485 (FY)	652.2	655.5	$—	653.5	659.1	$—
Net loss	652.2	652.2	$—	653.5	653.5	$—

Notes:

1.
Includes guidance on certain non-GAAP measures, which exclude, among other things, net special items. The Company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of net special items cannot be determined at this time. Please see the GAAP to non-GAAP reconciliation at the end of this document. Numbers may not recalculate due to rounding.

2.	The Company’s full-year 2023 forecast includes approximately 3 points for the estimated CASM-ex impact of anticipated new labor agreements; any impact associated with any potential signing bonus is not included.
3.	Shares outstanding are based upon several estimates and assumptions, including average per share stock price and stock award activity and assumes no additional shares issued through the Company’s existing at the market share issuance authorization or otherwise. The number of shares in actual calculations of earnings per share will likely be different from those set forth above.
4.	Interest addback for earnings per share calculation for 6.5% convertible notes, net of estimated profit sharing, short-term incentive and tax effects.
Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP Reconciliation
January 26, 2023
The Company sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The table below presents the reconciliation of total operating costs (GAAP measure) to total operating costs excluding fuel and net special items (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding fuel and net special items. Management uses total operating costs excluding fuel and net special items and CASM excluding fuel and net special items to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. Additionally, net special items may vary from period-to-period in nature and amount. These adjustments to exclude fuel and net special items allow management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

GAAP to Non-GAAP Reconciliation of Total Operating Costs and CASM ($ mil except ASM and CASM data)

	1Q23 Range		2023 Range
	Low	High	Low	High
Total operating expenses	$11,525	$11,990	$48,057	$50,571
Less fuel expense	3,180	3,228	12,300	12,710
Less operating net special items	—	—	—	—
Total operating expenses excluding fuel and net special items (Non-GAAP)	$8,345	$8,762	$35,757	$37,861

Total CASM (cts)	17.92	18.31	17.59	17.99

Total CASM excluding fuel and net special items (cts) (Non-GAAP)	12.98	13.38	13.09	13.47
Percentage change compared to 1Q 2022 (%), 2022 (%)	-3.0%	0.0%	2.0%	5.0%

Total ASMs (bil)	64.3	65.5	273.2	281.0

Note: Amounts may not recalculate due to rounding.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Forward Looking Statements
January 26, 2023
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

Please refer to the footnotes and the forward looking statements page of this document for additional information